EXHIBIT 23.2



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 Form S-8 filed on or about November 11, 1997) pertaining to the 1st United Bancorp 1997 Key Employees' Stock Option Plan and the 1st United Bancorp Employees' Stock Option Plan (1993) of our report dated January 15, 1997, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        Ernst & Young LLP




Winston-Salem, North Carolina
November 10, 1997